Exhibit 23.1




                   Consent of KPMG LLP, Independent Auditors


The Board of Directors:
Profile Technologies, Inc.

       We consent to the incorporation by reference in the registration statement (No. 333-53575) on Form S-3 of Profile Technologies, Inc. of our report dated September 15, 2000, relating to the balance sheet of Profile Technologies, Inc. as of June 30, 2000, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended June 30, 2000, which report appears in the June 30, 2000 annual report on Form 10-KSB of Profile Technologies, Inc.




                                                By:  /s/  KPMG LLP
                                                     ---------------------------
                                                          KPMG LLP
Seattle, Washington
September 25, 2000